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                                                                    Exhibit 21.1


                     Subsidiaries of Trega Biosciences, Inc.

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

       Subsidiary                        State of Incorporation
       ----------                        ----------------------
       ChromaXome Corp.                   Delaware

       NaviCyte, Inc.                     Delaware

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